Exhibit 10.19

Attached hereto is a form of restricted stock agreement by and among the Registrant and each of the below-named persons. The restricted stock agreement by and among the Registrant and each of the below-named persons is substantially identical in all material respects to such form, except with respect to the details that are set forth below.

The number of shares and the exercise or purchase price of each of the awards listed in the table below is presented after giving effect to the business combination between Discovery Partners International, Inc. (“Discovery Partners”) and Infinity Pharmaceuticals, Inc. (“IPI”) in accordance with the terms of the Agreement and Plan of Merger among Discovery Partners, Darwin Corp, a wholly owned subsidiary of Discovery Partners (“Darwin Corp.”), and IPI dated as of April 11, 2006, pursuant to which IPI merged with and into Darwin Corp. and became a wholly owned subsidiary of Discovery Partners and Discovery Partners changed its name to Infinity Pharmaceuticals, Inc. In addition, the number of shares and the exercise or purchase price of each of the awards listed in the table below is presented after giving effect to the Registrant’s 1-for-4 reverse stock split, which became effective on September 12, 2006.

Date of Agreement	Name	Number of Shares Subject to Award	Exercise/ Purchase Price	Vesting
3/1/05	D. Ronald Daniel	2,210	$2.04	(1)

8/14/01	Eric Lander	77,359	$0.68	(2)

3/1/05	Eric Lander	2,210	$2.04	(1)

3/1/05	Arnold Levine	2,210	$2.04	(1)

3/1/05	Arnold Levine	5,525	$2.04	(3)

3/1/05	Viko Sato	11,051	$0.68	(1)

3/1/05	Franklin Moss	2,210	$2.04	(1)

(1) Each of these awards is currently fully vested as of the date hereof. In accordance with terms of each such award, the underlying share were initially subject to a right of repurchase by the Registrant, which right lapsed, or “vested” as to the shares underlying the award in time-based installments.

(2) Subject to a right of repurchase, which right lapses, or “vests” as to a portion of the shares monthly for a period of five years from the date of grant.

(3) Subject to a right of repurchase, which right lapses, or “vests” in equal monthly installments over four years, beginning on March 31, 2005.

RESTRICTED STOCK AGREEMENT

AGREEMENT made this      th day of              200  , between Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                  (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. The Company shall issue and sell to the Participant and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2001 Stock Incentive Plan (the “Plan”), an aggregate of              shares (the “Shares”) of common stock, $.0001 par value per share (“Common Stock”) of the Company at a price of $         per share (the “Option Price”), purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan.

The aggregate par value of the Shares shall be paid by the Participant by check payable to the Company. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

2. Purchase Option.

(a) In the event that the Participant ceases to serve as a Director of the Company for any reason or no reason, with or without cause, prior to                 , the Company shall have the right and option (the “Purchase Option”) to purchase from the Participant, for a sum equal to the Option Price per share, any shares then subject to the Purchase Option. All of the Shares shall be subject to the Purchase Option prior to                 . On                 ,             ] of such Shares will no longer be subject to the Purchase Option and at the end of each full month thereafter,             ] of such Shares shall no longer be subject to the Purchase Option until such time as all of such Shares are no longer subject to the Purchase Option. The Shares that are subject to the Purchase Option are referred to hereon as the “Unvested Shares” and the Shares that are no longer subject to the Purchase Option are referred to hereby as the “Vested Shares.”

(b) In the event that the Participant’s employment with the Company is terminated by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue code of 1986, as amended), the Purchase Option shall lapse as to all of the Unvested Shares for which the Purchase Option would have otherwise become exercisable.

(c) Upon the occurrence of a Change of Control Event (as hereinafter defined), the Purchase Option shall immediately lapse as to all remaining Unvested Shares, thereby rendering all Shares Vested Shares. For purposes of this subsection (c), a “Change of Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 75% or more of either (x) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any Participant benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any Participant benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 75% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company or with another subsidiary of the parent of the Company.

3. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), in accordance with Section 10(e) within 90 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(b) Within 10 days after his receipt of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or his estate or any escrow agent) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such certificate or certificates, the Company shall pay the aggregate Option Price therefor in the form of a check or by canceling indebtedness owed by the Participant to the Company, or any combination thereof.

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d) In the event that, due to the sale (whether by foreclosure or otherwise), transfer, assignment or other disposition of the Shares (other than pursuant to the Company’s exercise of the Purchase Option), including, without limitation, a sale by the Company or any assignee of the Shares pursuant to the terms of the Note (each, a “Sale Event”), the Company is unable to exercise the Purchase Option with respect to any Shares for which the Purchase Option has not terminated (the “Repurchase Shares”), the Participant agrees to pay the Company, as liquidated damages, a sum, if any, by which the market value of the Repurchase Shares (as determined by such Sale Event) exceeds the aggregate Option Price paid for the Repurchase Shares (the “Damage Amount”).

(e) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

(f) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

4. Restrictions on Transfer.

(a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may (i) transfer such Shares to or for the benefit of any spouse, domestic partner sharing the same household as the Participant, sibling, child or grandchild, or to a trust for the benefit of the Participant or any of such family member’s benefit (an “Approved Relative”), provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4, the Purchase Option, and the right of first refusal set forth in Section 5) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement, (ii) transfer such Shares as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement, or (iii) pledge to the Company pursuant to the Note such Shares to secure payment of part or all of the purchase price of such Shares.

(b) The Participant shall not transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option, except in accordance with Section 5 below.

5. Right of First Refusal.

(a) If the Participant proposes to transfer any Shares that are no longer subject to the Purchase Option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares he proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) For 30 days following delivery to the Company of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after delivery to the Participant of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 4 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(d) After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

(e) The following transactions shall be exempt from the provisions of this Section 5:

(i) a transfer of Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Participant and/or Approved Relatives;

(ii) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(iii) the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation),

provided, however, that in the case of a transfer pursuant to clause (i) above, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 4 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 5 to one or more persons or entities.

(g) The provisions of this Section 5 shall terminate upon the earlier of the following events:

(i) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(ii) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 75% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. Agreement in Connection with Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

7. Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

8. Investment Representations.

The Participant represents, warrants and covenants as follows:

(a) The Participant is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b) The Participant has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

(c) The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) The Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) The Participant understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

9. Withholding Taxes; Section 83(b) Election.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

10. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

11. Delivery of Certificates. The Participant authorizes the Company, on his or her behalf, to hold the stock certificates representing the Shares until the latest of:

(i)	the date on which the Shares are no longer subject to the Purchase Option;

(ii)	the closing of an initial underwritten public offering of the Company’s securities pursuant to an effective registration statement filed by the Company under the Securities Act;

(iii)	a sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise; or

(iv)	the date which is no later than thirty days (30) after the date on which the Participant ceases to be employed by the Company,

provided that, if Participant has paid the purchase price of the Shares pursuant to a Note issued to the Company, the Company shall hold such Shares until payment of the Note in full as pledgee under the Note and not on behalf of the Participant pursuant to this Section 11.

12. Escrow. The Participant shall execute Joint Escrow Instructions in the form attached hereto as Exhibit B simultaneously with the execution hereof. The Joint Escrow Instructions shall be delivered to the person named by the Company to serve as escrow agent thereunder. The Participant shall simultaneously deliver to such escrow agent a stock assignment in the form attached hereto as Exhibit C duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder; provided that, if Participant is paying for part or all of the Option Price for the Shares by delivering a Note to the Company then, in accordance with the terms of the Note, the Participant shall irrevocably instruct the Company, as pledgee under such Note, to deliver to the escrow agent the certificate(s) evidencing the Shares issued hereunder which have been pledged as collateral for payment in full of the Note and the related blank stock assignment(s), and the Joint Escrow Instructions shall become effective only upon such deposit.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INFINITY PHARMACEUTICALS, INC.

By:
(Signature)

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PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2001 Stock Incentive Plan.

PARTICIPANT

(Signature)

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Address: